Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

bokunski@8point3energypartners.com

Media

Natalie Wymer

408-457-2348

nwymer@8point3energypartners.com

8point3 Energy Partners Reports Second Quarter 2016 Results

SAN JOSE, Calif., June 29, 2016 – 8point3 Energy Partners LP (NASDAQ: CAFD) today announced financial results for its second fiscal quarter ended May 31, 2016.

•	Partnership exceeds Q2 2016 revenue, net income, adjusted EBITDA and cash available for distribution (“CAFD”) guidance
•	Declared Q2 2016 distribution of $0.2325 per share, an increase of 3.5 percent over the Q1 2016 distribution
•	Forecasts Q3 2016 distribution of $0.2406 per share, an increase of 3.5 percent compared to the Q2 2016 distribution
•	Right of First Offer (ROFO) portfolio adjusted to support the partnership’s targeted long-term growth

For the second quarter of fiscal 2016, 8point3 Energy Partners reported revenue of $13.5 million, net loss of $0.2 million, adjusted EBITDA of $17.4 million and CAFD of $10.3 million.

"Our strong second quarter results highlight the stability and strong performance of our U.S. solar project asset base as we exceeded our CAFD guidance for the quarter,” said Chuck Boynton, 8point3 Energy Partners CEO.  “As of the end of May, our portfolio consisted of interests in 525 megawatts (MW) of solar generating assets and we remain confident that with this asset portfolio, we will be able to achieve our targeted distribution growth rate of 12 to 15 percent through 2017.  Additionally, with the latest adjustment to the ROFO portfolio, we have reduced our reliance on the capital markets while maintaining our long term distribution growth targets.”

With the increased opportunity to potentially acquire solar power plant projects beyond 2016 due to the extension of the federal Investment Tax Credit and with the desire to finance acquisitions on favorable terms while simultaneously maintaining a conservative capital structure, the partnership has agreed to make certain further adjustments to its ROFO portfolio. These most recent adjustments include waiving the partnership's right of first offer on First Solar's 250 MW Moapa project and adding to the ROFO portfolio First Solar's 280 MW California Flats project, which has an expected commercial operation date in 2018.  The partnership believes that these additional adjustments better align the ROFO portfolio with its targeted long-term growth plan.

The partnership previously announced that its Board of Directors has declared a second quarter distribution for its Class A shares of $0.2325 per share. The second quarter distribution will be paid on July 15, 2016 to shareholders of record as of July 5, 2016.

As of May 31, 2016, 8point3 Energy Partners had total liquidity of more than $120 million comprised of $20 million in cash on its balance sheet and $101 million available on its five-year revolving credit facility.  The company’s liquidity position excludes up to $250 million in an accordion feature under its existing credit facility.

"We were pleased with our second quarter performance as we exceeded our financial targets in addition to raising our quarterly shareholder distribution by 3.5 percent,” said Mark Widmar, 8point3 Energy Partners chief financial officer.  “Our balance sheet remains strong and we have sufficient liquidity to acquire additional projects in the second half of the year if they meet our economic requirements.”

Guidance

The partnership’s third quarter 2016 guidance is as follows:  revenue of $23.0 million to $24.0 million, net income of $10.0 million to $11.0 million, adjusted EBITDA of $29.0 million to $30.0 million, CAFD of $20.0 million to $21.0 million and a distribution per share of $0.2406, a forecasted increase of 3.5 percent compared to the Q2 2016 distribution.

The partnership’s 2016 guidance is as follows:  revenue of $57.1 million to $59.1 million, net income of $1.8 million to $3.8 million, adjusted EBITDA of $68.8 million to $70.8 million, CAFD of $71.0 million to $73.5 million.   The partnership’s fiscal year CAFD guidance includes approximately $9.5 million in network upgrade reimbursements currently expected to be received in the fourth quarter of 2016.

The partnership also reiterated that it expects to achieve its 12 to 15 percent distribution growth rate for 2016.

About 8point3 Energy Partners

8point3 Energy Partners LP (NASDAQ: CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. 8point3 Energy Partners’ primary objective is to generate predictable cash distributions that grow at a sustainable rate. The partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers.  For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the partnership and its subsidiaries, including guidance regarding the partnership’s revenue, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the projected commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, June 29, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the partnership’s Transition Report on Form 10-K for the transition period from December 28, 2014 to November 30, 2015, filed with the Securities Exchange Commission on January 28, 2016. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Non-GAAP Financial Information

This earnings release includes certain financial measures that are not defined under U.S. generally accepted accounting principles (GAAP), including Adjusted EBITDA and cash available for distribution. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. We reconcile these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP in the tables that accompany this release. In the introduction to such reconciliation tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures in this release provides useful information. Please read “Non-GAAP Financial Measures” below for further details on our use of non-GAAP financial measures.

8point3 Energy Partners LP

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	May 31,	November 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$19,995	$56,781
Accounts receivable and short-term financing receivables, net	8,151	4,289
Prepaid and other current assets[1]	11,485	8,033
Total current assets	39,631	69,103
Property and equipment, net	680,067	486,942
Long-term financing receivables, net	81,724	83,376
Investments in unconsolidated affiliates	348,588	352,070
Other long-term assets	25,155	26,142
Total assets	$1,175,165	$1,017,633
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities[1]	$8,209	$2,612
Short-term debt and financing obligations	1,964	1,964
Deferred revenue, current portion	512	489
Total current liabilities	10,685	5,065
Long-term debt and financing obligations	362,503	297,206
Deferred revenue, net of current portion	655	746
Other long-term liabilities	34,251	22,483
Total liabilities	408,094	325,500
Redeemable noncontrolling interests	22,549	89,747
Equity:
Class A shares, 20,014,658 and 20,007,281 issued and outstanding as of May 31, 2016 and November 30, 2015, respectively	392,860	392,748
Class B shares, 51,000,000 issued and outstanding as of May 31, 2016 and November 30, 2015	—	—
Accumulated earnings	22,075	15,580
Total shareholders' equity attributable to 8point3 Energy Partners LP	414,935	408,328
Noncontrolling interests	329,587	194,058
Total equity	744,522	602,386
Total liabilities and equity	$1,175,165	$1,017,633

[1]

The Partnership has related-party balances for transactions made with the Sponsors. Related-party balances recorded within “Prepaid and other current assets” in the unaudited condensed consolidated balance sheets were $1.0 million and $0.9 million as of May 31, 2016 and November 30, 2015, respectively. Related-party balances recorded within “Accounts payable and other current liabilities” in the unaudited condensed consolidated balance sheets were $3.6 million and $0.2 million as of May 31, 2016 and November 30, 2015, respectively.

8point3 Energy Partners LP

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	May 31,	June 28,	May 31,	June 28,
	2016	2015	2016	2015
Revenues:
Operating revenues[1]	$13,517	$2,179	$20,619	$4,313
Total revenues	13,517	2,179	20,619	4,313
Operating costs and expenses[1]:
Cost of operations	1,759	252	3,025	2,310
Cost of operations—SunPower, prior to IPO	—	234	—	468
Selling, general and administrative	1,656	4,519	3,292	7,798
Depreciation, amortization and accretion	5,388	748	10,014	1,478
Acquisition-related transaction costs	829	—	1,662	—
Total operating costs and expenses	9,632	5,753	17,993	12,054
Operating income (loss)	3,885	(3,574)	2,626	(7,741)
Other expense (income):
Interest expense	3,051	480	5,924	1,526
Interest income	(328)	(1,064)	(613)	(1,064)
Other expense (income)	(334)	7,977	(260)	11,925
Total other expense, net	2,389	7,393	5,051	12,387
Income (loss) before income taxes	1,496	(10,967)	(2,425)	(20,128)
Income tax provision	(6,681)	(103)	(10,218)	(109)
Equity in earnings of unconsolidated investees	5,024	218	5,429	218
Net loss	(161)	(10,852)	(7,214)	(20,019)
Less: Predecessor loss prior to IPO on June 24, 2015	—	(10,928)	—	(20,095)
Net income (loss) subsequent to IPO	(161)	76	(7,214)	76
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(10,183)	(69)	(22,544)	(69)
Net income attributable to 8point3 Energy Partners LP Class A shares	$10,022	$145	$15,330	$145
Net income per Class A share:
Basic	$0.50	$0.01	$0.77	$0.01
Diluted	$0.50	$0.01	$0.77	$0.01
Distributions per Class A share:	$0.22	$—	$0.44	$—
Weighted average number of Class A shares:
Basic	20,011	20,000	20,009	20,000
Diluted	35,511	32,500	35,509	32,500

[1]

The Partnership has related-party activities for transactions made with the Sponsors. Related party transactions recorded within “Operating revenues” in the unaudited condensed consolidated statement of operations were $1.3 million and $2.6 million for the three and six months ended May 31, 2016, respectively, and $0.1 million for each of the three and six months ended June 28, 2015. Related party transactions recorded within “Operating costs and expenses” in the unaudited condensed consolidated statement of operations were $1.7 million and $3.1 million for the three and six months ended May 31, 2016, respectively, and $0.2 million and $0.5 million for the three and six months ended June 28, 2015, respectively.

8point3 Energy Partners LP

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	May 31,	June 28,
	2016	2015
Cash flows from operating activities:
Net loss	$(7,214)	$(20,019)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	10,014	1,488
Loss on cash flow hedges	—	3,242
Unrealized gain on interest rate swap	(251)	—
Interest expense on financing obligation	—	1,193
Loss on termination of financing obligation	—	6,478
Reserve for rebates receivable	—	1,338
Cash distributions from unconsolidated investees	7,718	—
Equity in earnings of unconsolidated investees	(5,429)	(218)
Deferred income taxes	10,218	97
Share-based compensation	112	—
Amortization of debt issuance costs	306	—
Changes in allowance for doubtful accounts	166	—
Changes in operating assets and liabilities:
Accounts receivable and financing receivable, net	(2,432)	(332)
Cash grants receivable	—	146
Rebates receivable	—	(121)
Solar power systems to be leased under sales type leases	—	160
Prepaid and other current assets	(464)	(3,632)
Deferred revenue	(68)	(479)
Accounts payable and other current liabilities	951	1,326
Net cash provided by (used in) operating activities	13,627	(9,333)
Cash flows from investing activities:
Cash provided by (used in) purchases of property and equipment, net	1,143	(224,018)
Cash paid for acquisitions	(117,974)	—
Distributions from unconsolidated investees	1,193	—
Net cash used in investing activities	(115,638)	(224,018)
Cash flows from financing activities:
Proceeds from issuance of Class A shares, net of issuance costs	—	393,750
Proceeds from issuance of bank loans, net of issuance costs	64,991	461,192
Repayment of bank loans	—	(264,143)
Capital contributions from SunPower	9,973	337,793
Cash distribution to SunPower at IPO	—	(371,527)
Cash distribution to FirstSolar at IPO	—	(283,697)
Capital distribution to SunPower	—	(3,162)
Cash distribution to Class A members	(8,835)	—
Cash contributions from noncontrolling interests and redeemable noncontrolling interests - tax equity investors	372	1,039
Cash distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	(1,276)	—
Net cash provided by financing activities	65,225	271,245
Net increase (decrease) in cash and cash equivalents	(36,786)	37,894
Cash and cash equivalents, beginning of period	56,781	—
Cash and cash equivalents, end of period	$19,995	$37,894
Noncash transactions:
Assignment of financing receivables to a third-party financial institution	$—	$1,279
Property and equipment acquisitions funded by liabilities	3,435	—
ARO assumed through acquisition	1,528	2,130
Change in ARO assets and liabilities	(224)	4,570
Predecessor liabilities assumed by SunPower	—	48,588
Issuance by OpCo of OpCo common units, subordinated units and IDR for acquisition of interests in First Solar Project Entities	—	408,820
Settlement of related party payable by capital contribution from tax equity investor	46,837	—
Accrued distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	1,616	—

Non-GAAP Financial Measures

Our management uses a variety of financial metrics to analyze our performance. The key financial metrics we evaluate are Adjusted EBITDA and cash available for distribution.

Adjusted EBITDA.  We define Adjusted EBITDA as net income (loss) plus interest expense, net of interest income, income tax provision, depreciation, amortization and accretion, including our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method, and share-based compensation; and excluding the effect of certain other non-cash or non-recurring items that we do not consider to be indicative of our ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to our interest rate hedges and transaction costs incurred for our acquisitions of projects. Adjusted EBITDA is a non-U.S. GAAP financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by our management for internal planning purposes including certain aspects of our consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of our assets to generate sufficient cash flows to make distributions to our Class A shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance or liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

Cash Available for Distribution.     We use cash available for distribution, which we define as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization of indebtedness plus cash distributions from unconsolidated affiliates, test electricity generation and cash proceeds from sales-type residential leases. Our cash flow is generated from distributions we receive from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Project Entities. As a result, our ability to make distributions to our Class A shareholders depends primarily on the ability of the Project Entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make our minimum quarterly distribution. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The U.S. GAAP measure most directly comparable to cash available for distribution is net income (loss).

However, cash available for distribution has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance or liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

The following table presents a reconciliation of net loss to Adjusted EBITDA and cash available for distribution for the three months ended May 31, 2016, February 29, 2016 and June 28, 2015, respectively, and six months ended May 31, 2016 and June 28, 2015, respectively:

8point3 Energy Partners LP

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(Unaudited)

	Three Months Ended			Six Months Ended
	May 31,	February 29,	June 28,	May 31,	June 28,
(in thousands)	2016	2016	2015	2016	2015
Net loss	$(161)	$(7,053)	$(10,852)	$(7,214)	$(20,019)
Add (Less):
Interest expense, net of interest income	2,715	2,588	(583)	5,303	462
Income tax provision	6,681	3,537	103	10,218	109
Depreciation, amortization and accretion	5,388	4,626	748	10,014	1,478
Share-based compensation	56	56	—	112	—
Selling, general and administrative (1)	—	—	3,849	—	6,372
Loss on cash flow hedges related to Quinto interest rate swaps	—	—	2,206	—	5,448
Loss on termination of residential financing obligations	—	—	5,771	—	6,477
Acquisition-related transaction costs (2)	829	833	—	1,662	—
Unrealized (gain) loss on derivatives (3)	(325)	74	—	(251)	—
Add proportionate share from equity method investments (4)
Interest expense, net of interest income	(53)	(42)	(15)	(95)	(15)
Depreciation, amortization and accretion	2,234	3,052	161	5,286	161
Adjusted EBITDA	$17,364	$7,671	$1,388	$25,035	$473
Less:
Equity in earnings of unconsolidated affiliates, net with (4) above (5)	(7,205)	(3,415)	(364)	(10,620)	(364)
Cash interest paid (6)	(3,110)	(2,788)	—	(5,898)	—
Cash distributions to non-controlling interests	(420)	(484)	—	(904)	—
Add:
Cash distributions from unconsolidated affiliates (7)	2,633	6,424	—	9,057	—
State and local rebates (8)	—	299	—	299	—
Cash proceeds from sales-type residential leases (9)	630	641	794	1,271	1,492
Indemnity payment from SunPower (10)	—	9,973	—	9,973	—
Test electricity generation (11)	421	—	—	421	—
Estimated cash available for distribution	$10,313	$18,321	$1,818	$28,634	$1,601

(1)	Represents the non-cash allocation of the Predecessor’s corporate overhead in selling, general and administrative expenses.
(2)	Represents acquisition-related financial advisory, legal and accounting fees associated with ROFO Project interests purchased and expected to be purchased by us in the future.
(3)	Represents the changes in fair value of interest rate swaps that were not designated as cash flow hedges.
(4)	Represents our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(5)

Equity in earnings of unconsolidated affiliates represents the earnings from the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project and is included on our unaudited condensed consolidated statements of operations.

(6)

Represents cash interest payments related to our term loan and revolving credit facilities post-IPO. The interest payments for the Quinto Credit Facility on the Predecessor’s combined carve-out financial statements were excluded as they were funded by one of our Sponsors.

(7)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project.

(8)

State and local rebates represent cash received from state or local governments for owning certain solar energy systems. The receipt of state and local rebates is accounted for as a reduction in the asset carrying value rather than operating revenue.

(9)

Cash proceeds from sales-type residential leases, net, represent gross rental cash receipts for sales-type leases, less sales-type revenue and lease interest income that is already reflected in net income (loss) during the period. The corresponding revenue for such leases was recognized in the period in which such lease was placed in service, rather than in the period in which the rental payment was received, due to the characterization of these leases under U.S. GAAP.

(10)

Represents an indemnity payment from SunPower related to the shortfall in the reimbursable network upgrade costs related to the Quinto Project, which is owed to OpCo in accordance with the Omnibus Agreement.

(11)

Test electricity generation represents the sale of electricity that was generated prior to COD by the Kingbird Project. Solar systems may begin generating electricity prior to COD as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The sale of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to COD, even though it generates cash for the related Project Entity.

8point3 Energy Partners LP

FY 2016 Q3 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net income	$10.0	$11.0
Add (Less):
Income tax provision	6.0	6.0
Acquisition-related transaction costs	0.5	0.5
Interest expense, net of interest income	3.5	3.5
Depreciation, amortization and accretion	6.5	6.5
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	2.5	2.5
Adjusted EBITDA	$29.0	$30.0
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(9.5)	(10.0)
Cash interest paid	(3.5)	(3.5)
Cash distributions to non-controlling interests	(3.0)	(3.0)
Add:
Cash distributions from unconsolidated affiliates	6.5	7.0
Cash proceeds from sales-type residential leases	0.5	0.5
Estimated cash available for distribution	$20.0	$21.0

(1)	Represents our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.

8point3 Energy Partners LP

FY 2016 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net income	$1.8	$3.8
Add (Less):
Income tax provision	18.7	18.7
Acquisition-related transaction costs	3.2	3.2
Interest expense, net of interest income	12.3	12.3
Depreciation, amortization and accretion	22.7	22.7
Stock-based compensation	0.2	0.2
Unrealized gain on derivatives	(0.2)	(0.2)
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	10.1	10.1
Adjusted EBITDA	$68.8	$70.8
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(25.5)	(26.5)
Cash interest paid	(12.9)	(12.9)
Cash distributions to non-controlling interests	(6.9)	(6.4)
Add:
Cash distributions from unconsolidated affiliates (2)	27.5	28.5
Indemnity payments from SunPower	10.0	10.0
Network upgrade refund	7.0	7.0
State and local rebate	0.3	0.3
Test electricity generation	0.4	0.4
Cash proceeds from sales-type residential leases	2.3	2.3
Estimated cash available for distribution	$71.0	$73.5

(1)	Represents our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(2)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project. Cash distributions from unconsolidated affiliates includes approximately $2.5 million in network upgrade reimbursements currently expected to be received in the fourth quarter of 2016.